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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of September 2, 2003, by and between Zix Corporation, a Texas corporation, with its headquarters located at 2711 North Haskell Avenue, Suite 2300 LB36, Dallas, Texas 75204 (the "COMPANY"), and Elron Software, Inc., a Delaware corporation ("SELLER").

         WHEREAS:

         A. In connection with an Asset Purchase Agreement between the Company, Seller, Seller's parent corporation, Elron Electronic Industries Ltd., an Israeli corporation (the "PARENT") and Seller's subsidiary, Elron Software
(2000) Ltd., an Israeli corporation, dated of even date herewith (the "ASSET PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Seller (Seller and other persons and entities made parties to this Agreement pursuant to Section 10.7, if any, are referred to herein as the "SELLING SHAREHOLDERS") the shares of its Common Stock, par value $.01 per share (the "COMMON STOCK"), and to issue to Seller a Convertible Promissory Note, which is convertible into Common Stock, in each case as referenced in Section 4.1 of the Asset Purchase Agreement; and

         B. To induce Seller and Parent to execute and deliver the Asset Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Selling Shareholders hereby agree as follows:

                                     ARTICLE I.
                                    DEFINITIONS

         Section 1.1. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (b) "REGISTRABLE SECURITIES" means (i) shares of Common Stock issued pursuant to the Asset Purchase Agreement held by a Selling Shareholder, (ii) the shares

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         of Common Stock issuable upon conversion of the Convertible Promissory
         Note held by Seller and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses
         (i) and (ii).

                  (c) "REGISTRATION STATEMENT" means a registration statement of the Company under the 1933 Act.

         Section 1.2. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

                                   ARTICLE II.
                                  REGISTRATION

         Section 2.1. REGISTRATION. The Company shall prepare, and file with the SEC within the later of (i) 30 days of the Closing Date and (ii) the date which the registration statement filed by the Company pursuant that certain Registration Rights Agreement, dated as of July 22, 2003, by and between the Company and PocketScript L.L.C. has been declared effective by the SEC (such date, the "FILING DATE") a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Selling Shareholders holding a majority of the Registrable Securities, which consent will not be unreasonably withheld, conditioned or delayed) covering the resale of the Registrable Securities. The Company shall provide a draft of the Registration Statement to a single counsel for the Selling Shareholders prior to its filing or other submission so that such counsel has a reasonable opportunity to review and comment on the Registration Statement prior to it being filed. The Company shall use all commercially reasonable efforts to obtain effectiveness of the Registration Statement as soon as possible thereafter. If (i) the Registration Statement is not filed by the Filing Date, (ii) the Registration Statement is not declared effective by the SEC by the close of business on the 100th day following the Closing Date or
(iii) once declared effective by the SEC, sales of the Registrable Securities cannot be made (other than during an Allowed Delay, as defined below) pursuant to the Registration Statement due to the result of any action or inaction on the part of the Company consistent with its obligations under this Agreement and through no fault of the Selling Shareholders, then the Company shall pay to each Selling Shareholder an amount equal to (i) U.S.$1,166.67 times (ii) (A) the total number of Registrable Securities held by such holder divided by (B) the total number of Registrable Securities, for each day the Registration Statement is not filed, effective or available for sale, as applicable, payable on the last business day of each month. The foregoing payment shall not be exclusive of any other remedy at law or equity available to the Selling Shareholders for failure of the Company to comply with its obligations under this Section 2.1; provided that any damages recovered by the Selling Shareholders from the Company in pursuing such remedies shall be offset by such payment.

         Section 2.2. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2.1 hereof involves an underwritten offering, the Selling Shareholders shall have the right to select one legal counsel and the right to select the investment banker or bankers and manager or managers to administer the offering (subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed). In

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the event that the Selling Shareholders elect not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Selling Shareholders holding a majority of the Registrable Securities.

         Section 2.3. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Selling Shareholders and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                                  ARTICLE III.
                           OBLIGATIONS OF THE COMPANY

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         Section 3.1. The Company shall prepare promptly, and file with the SEC as soon as practicable after the Closing Date (but in no event later than the Filing Date), a Registration Statement with respect to the Registrable Securities, and thereafter use its commercially reasonable efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing. The Company shall use its commercially reasonable efforts to keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities shall have been registered under the 1933 Act and been sold or (ii) the date on which the Registrable Securities shall be (in the opinion of counsel delivered to the Company), saleable immediately to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act (the "EFFECTIVE PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

         Section 3.2. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Effective Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement, including any amendments that may be required to allow the Selling Shareholders to sell Registrable Securities under the Registration Statement.

         Section 3.3. The Company shall furnish to each Selling Shareholder whose Registrable Securities are included in a Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of such Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and

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such other documents as such Selling Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Shareholder. The Company will immediately notify each Selling
Shareholder of the effectiveness of such Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that such Registration Statement or any amendment thereto will not be subject to review.

         Section 3.4. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "BLUE SKY" laws of such jurisdictions in the United States as each Selling Shareholder may reasonably request, if an exemption from such securities or blue sky laws is not otherwise available, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effective Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Effective Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3.4, (b) subject itself to general taxation in any such jurisdiction,
(c) file a general consent to service of process in any such jurisdiction, or
(d) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

         Section 3.5. In the event the Selling Shareholders select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

         Section 3.6. As promptly as practicable after becoming aware of such event, the Company shall notify each Selling Shareholder of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to a Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Selling Shareholder as such Selling Shareholder may reasonably request; provided that, for not more than fifteen (15) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "ALLOWED DELAY"); provided, further, that the Company shall promptly (i) notify the Selling Shareholders in writing of the existence of (but in no event,

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without the prior written consent of a Selling Shareholder, shall the Company disclose to such Selling Shareholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and
(ii) advise the Selling Shareholders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3.6 with respect to the information giving rise thereto.

         Section 3.7. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Selling Shareholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         Section 3.8. The Company shall permit a single firm of counsel designated by the Selling Shareholders holding a majority of the Registrable Securities to review the Registration Statement, and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof (collectively, the "REGISTRATION DOCUMENTS")) a reasonable period of time prior to their filing with the SEC, and not file (or send) any Registration Documents in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Selling Shareholders, the Selling Shareholders' beneficial ownership of securities of the Company or the Selling Shareholders's intended method of disposition of Registrable Securities shall conform to the information provided to the Company by the Selling Shareholders.

         Section 3.9. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed or permitted to be listed on a national securities exchange, secure the designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or, if not eligible for Nasdaq on the Nasdaq SmallCap Market.

         Section 3.10. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

         Section 3.11. At the request of the Selling Shareholders, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

         Section 3.12. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under

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Section 2.1 hereof or any amendment or supplement thereto under Section 3.2 hereof without the consent of the Selling Shareholders holding a majority of the Registrable Securities. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under
Section 2.1 hereof or any amendment or supplement thereto under Section 3.2 hereof without the consent of the Selling Shareholders.

         Section 3.13. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Selling Shareholders of Registrable Securities pursuant to a Registration Statement.

         Section 3.14. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act (as defined below) and the rules and regulations promulgated by the SEC).

                                  ARTICLE IV.
                     OBLIGATIONS OF THE SELLING SHAREHOLDERS

         In connection with the registration of the Registrable Securities, the Selling Shareholders shall have the following obligations:

         Section 4.1. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Selling Shareholder that such Selling Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Selling Shareholder of the information the Company requires from each such Selling Shareholder.

         Section 4.2. Each Selling Shareholder, by such Selling Shareholder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Selling Shareholder has notified the Company in writing of such Selling Shareholder's election to exclude all of such Selling Shareholder's Registrable Securities from the Registration Statement.

         Section 4.3. If the services of an underwriter are engaged, each Selling Shareholder agrees to enter into and perform such Selling Shareholder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Selling Shareholder has notified the Company in writing of such Selling Shareholder's election to exclude all of such Selling Shareholder's Registrable Securities from such Registration Statement.

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         Section 4.4. Each Selling Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3.6 or 3.7, such Selling Shareholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or 3.7 and, if so directed by the Company, such Selling Shareholder shall deliver to the Company or destroy all copies in such Selling Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         Section 4.5. No Selling Shareholder may participate in any underwritten registration hereunder unless such Selling Shareholder (i) agrees to sell such Selling Shareholder's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         Section 4.6. The Selling Shareholder shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act (as defined below) and the rules and regulations promulgated by the SEC).

                                   ARTICLE V.
                            EXPENSES OF REGISTRATION

         All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of legal counsel for the Company, and the reasonable fees and disbursements of one legal counsel for all holders of Registrable Securities, selected by the Selling Shareholders pursuant to Sections 2.2 and
3.8 hereof, shall be borne by the Company.

                                   ARTICLE VI.
                                 INDEMNIFICATION

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         Section 6.1. The Company will indemnify, hold harmless and defend (i) each Selling Shareholder who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Selling Shareholder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Selling Shareholders, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together

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with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to
Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iv) shall not apply to any offers to sell or sales made by an Indemnified Person after receipt of the notice referred to in Section 3.6, clause (ii) and during the period of the Allowed Delay. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Selling Shareholders pursuant to Section 10.7.

         Section 6.2. In connection with any Registration Statement in which a Selling Shareholder is participating, each such Selling Shareholder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any

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of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in connection with such Registration Statement or (ii) any offers to sell or sales by such Selling Shareholder after receipt by such Selling Shareholder of the notice referred to in Section 3.6, clause (ii) and during the period of the Allowed Delay; and subject to Section 6.3, such Selling Shareholder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Selling Shareholder, which consent shall not be unreasonably withheld; provided, further, however, that the Selling Shareholders shall be liable under this Agreement (including this Section 6.2 and Section 7) for only that amount as does not exceed the net proceeds to such Selling Shareholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Selling Shareholders pursuant to Section 10.7. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party was promptly advised in writing not to use the incorrect information prior to the use giving rise to a Violation and such Indemnified Party, notwithstanding such advice, used it.

         Section 6.3. Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Indemnified Party, as the case may be; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Selling Shareholders, if the Selling Shareholders are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made

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by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE VII.
                                  CONTRIBUTION

         If the indemnification provided for in Article 6 above is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no Selling Shareholder guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Selling Shareholder who was not guilty of such fraudulent misrepresentation, and
(iii) contribution (together with any indemnification or other obligations under this Agreement) by any Selling Shareholder shall be limited in amount to the net amount of proceeds received by such Selling Shareholder from the sale of such Registrable Securities.

                                 ARTICLE VIII.
                           REPORTS UNDER THE 1934 ACT

         With a view to making available to the Selling Shareholders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Selling Shareholders to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (c) furnish to each Selling Shareholder so long as such Selling Shareholder owns Registrable Securities, promptly upon request, such information as may be reasonably requested to permit such Selling Shareholder to sell such securities pursuant to Rule 144 without registration.

                                  ARTICLE IX.
                        AMENDMENT OF REGISTRATION RIGHTS

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Selling Shareholders.

                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 10.1. If at any time during the Effective Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of other shareholders of the Company under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, and other than any registration statements filed in connection with the registration of shares of Common Stock issued or issuable with respect to any antidilution adjustments resulting from the issuance of the Registrable Securities, then the Company shall send to each Selling Shareholder written notice of such determination and, if within 15 days after receipt of such notice, any such Selling Shareholder shall so request in writing, the Company shall (to the extent permitted under, and consistent with the terms and conditions of, any agreement pursuant to which such registration rights are granted or governed) include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.

         Section 10.2. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         Section 10.3. Any notices required or permitted to be given under the terms hereof shall be given in the manner sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) calendar days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                           Zix Corporation
                           2711 North Haskell Avenue
                           Suite 2300 LB36
                           Dallas, Texas 75204
                           Attention: General Counsel
                           Facsimile: (214) 515-7385

If to a Selling Shareholder, to the address and facsimile number set forth in the Asset Purchase Agreement with a copy to the counsel specified in the Asset Purchase Agreement or (in the case of permitted assigns, below the Selling Shareholder's signature on the joinder page to this Agreement).

         Section 10.4. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         Section 10.5. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         Section 10.6. This Agreement and the Asset Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Asset Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         Section 10.7. Seller may assign its rights hereunder to (i) any affiliate of Seller or (ii) to one or more parties acquiring at least 20% of total Registrable Securities outstanding; provided that each such affiliate or party shall be required to execute a joinder page indicating its agreement to be bound to the terms and conditions of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

         Section 10.8. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 10.9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         Section 10.10. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 10.11. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 10.12. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and Seller have caused this Agreement to be duly executed as of the date first above written.

                                    ZIX CORPORATION

                                    By: /s/ RONALD A. WOESSNER
                                        ----------------------------------------
                                        Name: Ronald A. Woessner
                                             -----------------------------------
                                        Title: S.V.P.
                                               ---------------------------------


                                    ELRON SOFTWARE, INC.

                                    By: /s/ ADAM N. BOSNIAN
                                        ----------------------------------------
                                        Name: Adam N. Bosnian
                                             -----------------------------------
                                        Title: Co-General Manager
                                              ----------------------------------


                                    By: /s/ HENRY R. TUMBLIN
                                        ----------------------------------------
                                        Name: Henry R. Tumblin
                                             -----------------------------------
                                        Title: Co-General Manager
                                               ---------------------------------
                                       14

                                     JOINDER

         The undersigned, who represents that it is an Affiliate of Elron Software, Inc. and has acquired 1,709,402 shares of Common Stock of Zix Corporation from Elron Software, Inc., hereby executes this signature page to that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated September 2, 2003, between Elron Software, Inc. and Zix Corporation, thereby indicating the undersigned's agreement to the terms and conditions of the Registration Rights Agreement, as fully and effectively as if the undersigned had executed and delivered this page at the time originally executed by each of Elron Software, Inc. and Zix Corporation.

                                    ELRON ELECTRONIC INDUSTRIES LTD.

                                    By: /s/ DORAN BIRGER
                                        ----------------------------------------
                                        Name: Doran Birger
                                              ----------------------------------
                                        Title: President & CEO
                                               ---------------------------------

                                    By: /s/ PAUL WEINBERG
                                        ----------------------------------------
                                        Name: Paul Weinberg
                                              ----------------------------------
                                        Title: General Counsel & Corp Secretary
                                               ---------------------------------

                                    September 2, 2003

                                    3 Azrieli Center, 42nd Floor
                                    Tel Aviv, Israel 67023
                                    Attention: Legal Department
                                    Facsimile No.: (972) 3-607-5556


                                       15